Exhibit 99.3

Project Rendezvous Holding Corporation

and Subsidiaries

Consolidated Financial Statements

As of December 31, 2014 and 2013

Project Rendezvous Holding Corporation and Subsidiaries

Consolidated Financial Statements

As of December 31, 2014 and 2013

Ernst & Young LLP Suite 1400 220 South Sixth Street Minneapolis, MN 55402-4509	Tel: +1 612 343 1000 ey.com

Report of Independent Auditors

The Board of Directors

Project Rendezvous Holding Corporation and Subsidiaries

We have audited the accompanying consolidated financial statements of Project Rendezvous Holding Corporation and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Project Rendezvous Holding Corporation and Subsidiaries at December 31, 2014, and 2013, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

January 21, 2016

A member firm of Ernst & Young Global Limited

Project Rendezvous Holding Corporation and Subsidiaries

Consolidated Balance Sheets

(In Thousands, Except Shares Data)

	December 31,
	2014	2013
Assets
Current assets:
Cash	$3,380	$3,835
Accounts receivable, net	7,915	9,027
Inventories, net	1,079	1,768
Income taxes receivable	1,918	118
Deferred income tax assets	598	—
Prepaid expenses and other current assets	1,092	912

Total current assets	15,982	15,660
Property, plant, and equipment, net	15,115	18,614
Debt issuance costs, net	98	178
Intangible assets, net	633	780
Deferred income tax assets, noncurrent	4,849	—
Other noncurrent assets	5	5

Total assets	$36,682	$35,237

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$5,465	$5,558
Accrued expenses	2,445	2,491
Deferred revenue	2,869	2,899
Deferred tax liabilities	—	61
Current portion of long-term debt	2,472	2,472

Total current liabilities	13,251	13,481
Long-term liabilities:
Long-term debt, less current portion	8,732	11,204
Income taxes liability, noncurrent	424	—
Deferred tax liabilities, noncurrent	—	106
Deferred revenue	34	65

Total long-term liabilities	9,190	11,375

Total liabilities	22,441	24,856
Stockholder’s equity:
Common stock, par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding as of December 31, 2014 and 2013	—	—
Additional paid-in capital	3,000	3,000
Retained earnings	11,241	7,381

Total stockholder’s equity	14,241	10,381

Total liabilities and stockholder’s equity	$36,682	$35,237

See Notes to Consolidated Financial Statements.

Project Rendezvous Holding Corporation and Subsidiaries

Consolidated Statements of Operations

(In Thousands)

	December 31,
	2014	2013
Net sales	$66,991	$73,450
Cost of sales	44,063	46,751

Gross profit	22,928	26,699
Selling, general, and administrative expenses	18,106	17,712
Management and advisory services	1,044	1,100

Operating income	3,778	7,887
Interest expense, net	336	332
Other income, net	(348)	(188)

Income before income taxes	3,790	7,743
Income tax expense (benefit)	(4,070)	4,401

Net income	$7,860	$3,342

See Notes to Consolidated Financial Statements.

Project Rendezvous Holding Corporation and Subsidiaries

Consolidated Statements of Stockholder’s Equity

(In Thousands)

	Common Shares	Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
Balance at December 31, 2012	$—	$3,000	$8,739	$11,739
Net income	—	—	3,342	3,342
Dividends paid	—	—	(4,700)	(4,700)

Balance at December 31, 2013	—	3,000	7,381	10,381
Net income	—	—	7,860	7,860
Dividends paid	—	—	(4,000)	(4,000)

Balance at December 31, 2014	$—	$3,000	$11,241	$14,241

See Notes to Consolidated Financial Statements.

Project Rendezvous Holding Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	December 31,
	2014	2013
Operating activities
Net income	$7,860	$3,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	5,883	5,664
Amortization of intangible assets	147	147
Amortization of debt issuance costs	89	98
Deferred tax expense	(5,615)	—
(Gain) loss on disposal of fixed assets	(126)	45
Changes in assets and liabilities:
Accounts receivable, net	1,112	2,648
Inventories, net	689	106
Income taxes receivable	(1,800)	526
Other current assets	(189)	172
Accounts payable	(93)	(135)
Income taxes liability, noncurrent	424	—
Long-term deferred revenue	(31)	13
Other current liabilities	(76)	(854)

Net cash provided by operating activities	8,274	11,772
Investing activities
Purchases of property, plant, and equipment	(2,568)	(4,682)
Proceeds from sale of fixed assets	311	455

Net cash used in investing activities	(2,257)	(4,227)
Financing activities
Payments of long-term debt	(2,472)	(2,471)
Dividends paid	(4,000)	(4,700)

Net cash used in financing activities	(6,472)	(7,171)
Net (decrease) increase in cash	(455)	374
Cash, beginning of year	3,835	3,461

Cash, end of year	$3,380	$3,835

Supplemental disclosures of cash flow information
Cash payments for interest	$273	$290

Income taxes paid, net of refunds	$2,920	$3,914

See Notes to Consolidated Financial Statements.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

1. The Company

Project Rendezvous Holding Corporation (“PRHC” or the “Company”) is owned by certain private equity investment vehicles sponsored by Platinum Equity, LLC. PRHC owns Project Rendezvous Acquisition Corporation (“PRAC”). PRAC acquired DMS Health Technologies, Inc. and its subsidiaries (“DMSHT”) on March 1, 2012.

DMSHT is comprised of three entities through which it sells medical equipment and services, parts, and diagnostic imaging services to the health care industry in the United States and Canada. These entities are DMSHT, DMS Imaging Inc. (“DMSI”), and DMS Health Technologies Canada, Inc. (“DMSHT Canada”).

DMSHT sells imaging, cardiac monitoring, and ultrasound systems manufactured by Philips Medical Systems (“Philips”) to a variety of health care providers in the upper midwestern United States, as well as a complete line of imaging supplies and accessories from a variety of manufacturers. DMSHT also provides installation, warranty coverage, service contracts, and repair and maintenance services for Philips imaging equipment, as well as equipment and trailer service support to DMSI. The majority of activities of DMSHT are conducted under various distribution agreements with Philips. Under the terms of the agreements, DMSHT has exclusive rights to service and sell Philips’ products in a specific geographic area in the United States.

DMSI is a wholly owned subsidiary of DMSHT that offers mobile, fixed-site, and interim imaging services to hospitals, clinics, and other providers in the United States. DMSHT Canada is a wholly owned subsidiary of DMSI that offers interim imaging services to hospitals, clinics, and other providers in Canada. Services typically include the use of the Company’s systems and technologists to provide imaging scans for the health care facilities’ patients or equipment rentals, whereby the facility rents the equipment on-site and provides its own staff. DMSI and DMSHT Canada offer imaging services across a wide variety of modalities, including Positron Emission Tomography/Computed Tomography, Magnetic Resonance Imaging, Computed Tomography, Nuclear Medicine, Digital Mammography, and Bone Densitometry. Equipment owned by DMSI and used in its services to health care providers in the United States and Canada is manufactured by a variety of manufacturers.

2. Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from those estimates. On an ongoing basis, the Company reviews its estimates to ensure that these estimates appropriately reflect changes in its business.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate for doubtful accounts. An estimate of uncollectible amounts is made by management based upon historical bad debts, current customer receivable balances, age of customer receivable balances, the customer’s financial condition, and current economic trends, all

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

of which are subject to change. Accounts receivable are written off against the allowance when deemed uncollectible. Recoveries of accounts previously written off are recorded when received. The Company generally does not require collateral on trade accounts receivable.

Concentration of Credit Risk

The Company’s financial instruments that are subject to credit risk consist primarily of cash and trade receivables. At times, cash in banks is in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. The Company has not experienced any loss as a result of those deposits and does not expect any in the future. The Company sells its products to a wide range of customers. At December 31, 2014, no single customer represented more than 10% of the Company’s sales or outstanding accounts receivable balance.

The Company derives a significant portion of its revenues from activities that are subject to a distribution agreement with Philips. DMSHT has been a distributor for Philips since 1972 and entered into a five-year agreement effective April 1, 2014.

Inventories

Inventories consist of medical equipment, associated parts, and supplies used in diagnostic imaging services. Inventories are carried at the lower of cost or market, with cost determined using the first-in, first-out (“FIFO”) method. The inventory balance is recorded net of an estimated allowance for excess, obsolete, or slow-moving inventory. The estimated allowance for excess, obsolete, or slow-moving inventory is based upon current inventory levels, sales trends, and historical experience, as well as management’s understanding of market conditions, all of which are subject to change.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, except for leasehold improvements, which are depreciated over the lesser of the lease term or their estimated useful lives. Depreciation expense totaled $5,883 and $5,664 for the years ended December 31, 2014 and 2013, respectively. Depreciation and amortization included in cost of sales was $5,455 and $5,244 for the years ended December 31, 2014 and 2013, respectively.

The estimated useful lives of the related assets are as follows:

Buildings	35 years
Building and leasehold improvement	7 years
Operating equipment	3-7 years
Office furniture and equipment	5-7 years
Computer/software	3 years
Vehicles	3 years

Normal repairs and maintenance costs are expensed as incurred. Expenditures that materially increase values, change capacities, or extend useful lives are capitalized. Capital-in-progress consists primarily of costs associated with unfinished imaging systems.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

Debt Issuance Costs

Debt issuance costs are amortized over the term of the credit agreement (see note 8) using the effective-interest method. The Company amortized $89 and $98 of debt issuance costs during the years ended December 31, 2014 and 2013, respectively.

Intangible Assets

Intangible assets relate to DMSHT’s distribution agreement with Philips. The distribution agreement was valued at $1,000 at the time of acquisition. The intangible assets are being amortized over the term of the Philips distribution agreement.

Revenue Recognition

Revenue related to the Company involves equipment sales and service. Revenue from equipment sales consists primarily of commission income, which represents the commission the Company earns for selling Philips equipment and supplies to end users. Sales revenue is recognized upon delivery. Net sales related to equipment and supplies amounted to $4,793 and $5,115 for the years ended December 31, 2014 and 2013, respectively.

Revenue related to warranty and service contracts that extend over multiple months is accounted for on the proportional-performance method, which the Company deems to be on a straight-line basis. Revenue related to time-and-materials service contracts is recognized in the month services are provided. Net sales related to service and warranty contracts amounted to $12,616 and $13,823 for the years ended December 31, 2014 and 2013, respectively.

Revenue related to DMSI and DMSHT Canada involves the provision of imaging equipment, supplies, and service to health care facilities across the United States and Canada. Services typically include the use of its systems and technologists to provide imaging scans for the health care facilities’ patients. Facilities are billed either on a per-scan or fixed-payment methodology, depending upon the contract that is negotiated with the health care facility. DMSI and DMSHT Canada also rent systems to health care facilities for use in their operations. Rental revenues are structured in either a weekly or monthly payment arrangement and are recognized in the month services are provided. Net sales related to DMSI and DMSHT Canada amounted to $49,582 and $54,512 for the years ended December 31, 2014 and 2013, respectively.

The criteria for recognition of revenue are met when (1) persuasive evidence of an arrangement with the customer exists, normally through the receipt of a purchase order; (2) the goods have been delivered; (3) the price is fixed or determinable; and (4) collectability is reasonably assured. At the time of revenue recognition, the Company also provides for estimated sales returns, discounts, and allowances as reductions to revenues.

Cost of Sales

Cost of sales includes all material, labor, direct overhead, and freight costs. Provisions for excess, obsolete, or slow-moving inventory are also included in cost of sales.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses consist of personnel-related costs, commissions, insurance, corporate advisory services, and other general operating expenses.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

Taxes Collected From Customers

Sales tax collected from customers is presented net of amounts expected to be remitted to various tax jurisdictions. Accordingly, sales taxes are reported on a net basis in the accompanying consolidated statements of operations.

Shipping and Handling Costs

Shipping and handling costs incurred by the Company are included in cost of sales.

Fair Value of Financial Instruments

The Company’s consolidated financial instruments consist of cash, trade receivables, trade payables, and term debt. The carrying amounts of cash, trade receivables, and trade payables approximate fair value because of their nature and short-term maturities. The fair value of short- and long-term debt approximates carrying value and has been estimated based on discounted cash flows using variable interest rates being offered for similar debt having the same or similar remaining maturities and collateral requirements.

Income Taxes

Current income tax expense is the amount of income taxes expected to be payable for the current period. A deferred income tax asset or liability is established for the difference between the tax basis of an asset or liability computed pursuant to Accounting Standards Codification (“ASC”) 740, Income Taxes, and its reported amount in the financial statements that will result in taxable or deductible amounts in future years when the reported amount of the asset or liability is recovered or settled, respectively. The Company provides a valuation allowance for its deferred tax assets when, in the opinion of management, it is more-likely-than-not that such assets will not be realized. In evaluating the ability to recover deferred tax assets within the jurisdiction from which they arise, the Company considers all available evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, ongoing prudent and feasible tax planning strategies, and recent financial operations.

3. Accounts Receivable

Accounts receivable, net of allowances for doubtful accounts, consist of the following at December 31, 2014 and 2013:

	2014	2013
Trade accounts receivable	$7,783	$8,839
Other accounts receivable, primarily commissions due from others	582	703
Allowance for doubtful accounts	(450)	(515)

	$7,915	$9,027

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

Inventories

Inventories, net of allowances for obsolete and slow-moving inventories, consist of the following at December 31, 2014 and 2013:

	2014	2013
Finished goods and service parts	$1,420	$2,210
Allowance for obsolete inventory	(341)	(442)

	$1,079	$1,768

During the years ended December 31, 2014 and 2013, the Company wrote off and disposed of $307 and $57, respectively, in obsolete and slow-moving inventory.

4. Property, Plant, and Equipment

Property, plant, and equipment consist of the following at December 31, 2014 and 2013:

	2014	2013
Land	$560	$560
Building and improvements	1,667	1,652
Operating equipment	25,597	24,187
Leasehold improvements	28	28
Office equipment	1,344	1,052
Vehicles	317	243
Capital-in-progress	163	190

	29,676	27,912
Less accumulated depreciation	(14,561)	(9,298)

	$15,115	$18,614

5. Intangible Assets

The Company amortizes certain acquired intangible assets on a straight-line basis over the term of the existing Philips distributor agreement plus the renewed Philips distributor agreement. As of December 31, 2014, the remaining estimated useful life was 51 months.

	Gross Amount	Amortization	Net Amount
Intangible assets subject to amortization:
Distribution agreement as of December 31, 2014	$1,000	$(367)	$633
Distribution agreement as of December 31, 2013	$1,000	$(220)	$780

Aggregate amortization expense on intangible assets for both the years ended December 31, 2014 and 2013, was $147.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

The estimated amortization expense related to intangible assets as of December 31, 2014, is as follows:

2015	$147
2016	147
2017	147
2018	147
2019	45

$633

6. Accrued Expenses

Accrued expenses consist of the following at December 31, 2014 and 2013:

	2014	2013
Salaries, wages, and bonuses	$2,083	$2,117
Commissions	51	90
Customer deposits	220	160
Sales tax	84	117
Other	7	7

	$2,445	$2,491

7. Related-Party Transactions

The Company has a corporate advisory services agreement with Platinum Equity Advisors, LLC (“Advisors”), an affiliate of Platinum, to provide management and other advisory services to DMSHT, PRAC, and the Company. The Company paid fees and other expenses of $1,044 and $1,100 to Advisors during the years ended December 31, 2014 and 2013, respectively. There were no outstanding payables for such fees and expenses as of December 31, 2014 or 2013.

8. Long-Term Debt and Credit Facility

Long-term debt consists of the following at December 31, 2014 and 2013:

	2014	2013
Note payable – JP Morgan Chase Agreement	$11,204	$13,676
Less current maturities of long-term debt	(2,472)	(2,472)

Long-term debt, less current portion	$8,732	$11,204

On May 24, 2012, the Company, as guarantor, and DMSHT, as borrower, entered into a credit agreement, as amended, with JP Morgan Chase (the “Credit Agreement”). The Credit Agreement expires on May 24, 2017. In accordance with DMSHT’s business, the Credit Agreement provides for a variable-rate term loan, in the amount of $17,300, and variable-rate revolving loans up to $7,500, collateralized by substantially all assets of DMSHT. On May 19, 2014, DMSHT executed the third amendment to the Credit Agreement, which lowered the maximum amount of the variable-rate revolving loans from $15,000 to $7,500.

Borrowings under the term loan bear interest at London Interbank Offered Rate (“LIBOR”) plus 1.5%. The rate is variable and subject to change on a periodic basis. The Credit Agreement contains certain financial covenants, including a fixed-charge coverage ratio and senior leverage ratio. At December 31, 2014, DMSHT was in compliance with all associated covenants. DMSHT is generally

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

restricted from incurring additional debt, creating liens, transferring all or substantially all of its assets, or entering into merger or consolidation transactions other than permitted acquisitions, entering into specified transactions with affiliates, and entering into certain other transactions without written consent of the lender. In connection with the Credit Agreement, DMSHT incurred bank and other fees of $427, which were capitalized in 2012, as debt issuance costs and are being amortized over the term of the Credit Agreement using the effective-interest method.

Borrowings under the revolving loan are limited to a formula-based percentage advance rate on eligible accounts receivable and inventory, along with a reserve for outstanding letters of credit. Amounts borrowed under the revolving loan bear interest at DMSHT’s option of adjusted prime rate or the Eurodollar Offered Rate. During both years ended December 31, 2014 and 2013, DMSHT was not advanced any funds under the revolver. DMSHT is also required to pay, on a monthly basis, a commitment fee of 0.15% per annum applied against the calculated unused credit facility. DMSHT has issued a $100 standby letter of credit in favor of Zurich American Insurance Company. At December 31, 2014, the standby letter of credit was $575, which was lowered by $475 in April 2015. At December 31, 2014, DMSHT had unused borrowing capacity under the revolver of $4,357.

At December 31, 2014, the aggregate contractual maturities of long-term debt were as follows:

2015	$2,472
2016	2,472
2017	6,260

$11,204

9. Commitments and Contingencies

The Company leases medical imaging equipment and vehicles under noncancelable agreements that expire over a varying time period. In addition, the Company leases office and garage space. Generally, vehicle leases have terms of either 36 or 50 months, depending upon the type of vehicle. Office and garage space leases have varying terms ranging from month-to-month arrangements to 60 months. Medical imaging equipment leases have terms of 60 months. During the year ended December 31, 2014 and 2013, the Company incurred $2,545 and $3,709, respectively, of operating lease expense.

Approximate future minimum payments on all lease obligations as of December 31, 2014, are as follows:

2015	$989
2016	917
2017	210
2018	49

10. Stockholder’s Equity

The Company has authorized capital stock of 1,000 shares, $0.01 par value, which are designated as common stock. As of December 31, 2014 and 2013, 100 shares of common stock were issued and outstanding. The Company paid dividends in the amount of $4,000 and $4,700 during the years ended December 31, 2014 and 2013, respectively, to certain private equity investment vehicles sponsored by Platinum Equity, LLC.

In March, October and November 2015, the Company paid dividends to certain private equity investment vehicles sponsored by Platinum Equity, LLC in the amount of $2,000, $15 and $12, respectively.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

11. Employee Benefit Plan

The Company provides a 401(k) defined contribution plan pursuant to which eligible employees may elect to participate. Matching contributions by the Company are discretionary and determined annually. Matching contributions totaled $347 and $394 for the years ended December 31, 2014 and 2013, respectively.

12. Income Taxes

Income tax expense (benefit) for the years ended December 31, 2014 and 2013, consists of the following:

	2014	2013
Current income tax expense:
Federal	$1,072	$3,787
State	294	462
Foreign	179	153

	1,545	4,402
Deferred income tax benefit:
Federal	(4,705)	—
State	(910)	(1)
Foreign	—	—

	(5,615)	(1)

Income tax expense (benefit)	$(4,070)	$4,401

Reconciliation of income tax expense (benefit) with the federal statutory tax rate for years ended December 31, 2014 and 2013, was as follows:

	2014	2013
Federal income tax expense at statutory rate	$1,287	$2,633
State income taxes, net of federal benefit	169	350
Permanent items	65	63
Other	34	(95)
Change in valuation allowance	(5,625)	1,450

	$(4,070)	$4,401

The provision for (benefit of) income taxes differs from the amount obtained by applying the U.S. federal statutory income tax rate of 34% due primarily to state taxes, and principally a valuation allowance.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

Net deferred tax assets (liabilities) consist of the following components as of December 31, 2014 and 2013:

	2014	2013
Deferred tax assets:
Allowance for doubtful accounts	$168	$186
Section 263A adjustment	33	52
Inventory allowance	127	165
Accrued compensation	355	389
Depreciation	—	326
Intangibles and goodwill	626	920
Net Operating Loss (“NOL”) carryforward	4,519	3,669
Other	26	21
Foreign tax credit	173	198

	6,027	5,926
Deferred tax liabilities:
Depreciation	(5)	—
Land	(167)	(167)
Prepaid expenses	(235)	(128)

	(407)	(295)
Valuation allowance	(173)	(5,798)

Net deferred tax assets (liabilities)	$5,447	$(167)

The deferred tax amounts have been classified in the accompanying consolidated balance sheets as follows:

	2014	2013
Current assets	$598	$—
Noncurrent assets	4,849	—
Current liabilities	—	(61)
Noncurrent liabilities	—	(106)

	$5,447	$(167)

The Company conducts an annual analysis of its deferred tax assets to determine whether all or any portion of the assets are more-likely-than-not unrealizable in accordance with ASC Topic 740, Income Taxes.

Based on an evaluation of available positive and negative information in 2013, the Company concluded that it was not more-likely-than-not that most of the deferred tax assets would be realized, and therefore provided a full valuation allowance at December 31, 2013. Based on the Company’s annual analysis in 2014, which reflected strengthening positive evidence including a three-year history of generating pretax profits and the Company’s projection of the income to be expected in future years, the Company concluded that it was more-likely-than-not that most of the deferred tax assets would be realized. As a result, in accordance with ASC 740, the Company recognized a $5,625 income tax benefit that resulted from the reversal of all but $173 of total deferred tax asset valuation allowance.

At December 31, 2014, the Company has federal and state NOL carryforwards of approximately $12,386 and $5,196, respectively. The federal and state loss carryforwards begin to expire in 2029 and 2017, respectively, unless utilized. At December 31, 2014, the Company has foreign tax credits of approximately $173 that begin to expire in 2022 and contain a full valuation allowance. Utilization of NOL and tax credit carryforwards to offset future taxable income in any one year may be limited upon the occurrence of certain substantial changes in ownership of the Company, as statutorily defined.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

An ownership change occurred on March 1, 2012, resulting in a net built-in-loss under Internal Revenue Code (“IRC”) Section 382. As a result, the Company is subject to an annual limitation of $944. The Company generated realized built-in-losses in 2012-2014 that are included in the NOLs disclosed above. Pursuant to IRC Section 382, the Company has the potential to generate additional built-in-losses over a five-year period from the ownership change date.

The Company has adopted Accounting for Uncertainty in Income Taxes pursuant to ASC 740. The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. During 2014, the Company recorded a noncurrent tax liability of $424 related to uncertain tax position and accrued interest of $13 as of December 31, 2014; the total amount of accrued interest and penalties is $23. The Company had no accrual for interest or penalties on the consolidated balance sheet as of December 31, 2013, and did not recognized interest and/or penalties in the consolidated statement of operations for the year ended December 31, 2013.

The Company does not believe its unrecognized tax benefits will significantly change during the next 12 months.

The Company is subject to taxation in the United States and various state jurisdictions. Due to NOL carryforwards, the Company is subject to examination by the Internal Revenue Service for tax years 2010 and forward. The Company is subject to examination by state tax authorities for tax years 2009, and forward.

On September 13, 2013, the U.S. Treasury Department released final income tax regulations on the deduction and capitalization of expenditures related to tangible property. These final regulations apply to tax years beginning on or after January 1, 2014. The Company adopted the tax treatment of expenditures to improve tangible property and the capitalization of inherently facilitative costs to acquire tangible property on January 1, 2014. The adoption was not material to the Company’s consolidated financial position, its results of operations, and its footnote disclosures.

13. Legal Matters

At times, the Company is subject to various claims and legal proceedings that generally involve claims related to product, intellectual property, employment-related matters, or general legal issues. In the opinion of management, these proceedings are matters incidental to the normal business conducted by the Company. Although the ultimate resolution of legal proceedings cannot be predicted with certainty, in the opinion of management, such proceedings are substantially covered by insurance, and the ultimate disposition of such proceedings are not expected to have a material adverse effect upon the Company’s consolidated financial condition.

14. Participation Plan and Sale of Company

Until May 13, 2013, the Company maintained a Participation Plan for certain executive employees at which point it was terminated pursuant to Section 15 of that plan.

In 2014, the Company adopted a new Participation Plan for certain executive employees. Under the new plan, participants were granted performance units, the value of which appreciate when and as the value of the Company increases from and after the date of grant, and this appreciation in value is the basis upon which incentive compensation could become payable upon the occurrence of either a qualifying sale event or a qualifying distribution event, as set forth in the plan. If a participating employee’s employment terminates for any reason, the employee’s participation units are forfeited.

No qualifying events occurred in either 2014 or 2013 that would have triggered any compensation expense with respect to these participation units.

Project Rendezvous Holding Corporation and Subsidiaries

Notes to Consolidated Financial Statements

(In Thousands)

15. Subsequent Events

On October 13, 2015, the Company entered into a definitive stock purchase agreement to sell all of the issued and outstanding common stock of the Company to Digirad Corporation for $36,000 in cash. The transaction closed on January 1, 2016, and triggered a payment of approximately $1,560 with respect to the performance units, of the Company maintained Participation Plan, on the closing date. The compensation expense is not reflected in the consolidated financial statements as of December 31, 2014.

In conjunction with the sale of the Company to Digirad Corporation, the outstanding balance of $9,350 under the Credit Agreement was paid off on January 4, 2016.

The Company has evaluated subsequent events through January 21, 2016, the date the consolidated financial statements were available to be issued and disclosed herein.